UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Aug 06, 2026

HyOrc Corporation

(Exact name of registrant as specified in its charter)

Wyoming	000-51048	91-1910791
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3050 Post Oak Boulevard, Suite 510-Q60, Houston, Texas 77056

(281) 532 9034

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of Each Exchange on which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2026, HyOrc Corporation (the “Company”) entered into separate Securities Purchase Agreements with Jefferson Street Capital LLC (“Jefferson”) and Lambda Ventures LLC (“Lambda”), pursuant to which the Company issued convertible promissory notes to each investor in the principal amount of $35,100, for an aggregate principal amount of $70,200 (collectively, the “Notes”).

Each Note was issued for a purchase price of $32,500 and includes an original issue discount of $2,600. Each Note carries a one-time interest charge of twelve percent (12%) of the principal amount and matures twelve months from its respective issue date.

Beginning six months following the issue date, each holder has the right to convert all or a portion of the outstanding principal and interest under its Note into shares of the Company’s common stock at a conversion price equal to 77% of the lowest traded price of the Company’s common stock on the Principal Market during the fifteen trading days preceding the applicable conversion date, subject to the adjustments and beneficial ownership limitations contained in the Notes.

In connection with the issuance of the Notes, the Company agreed to issue 125,000 restricted shares of common stock to each investor as commitment shares, for an aggregate of 250,000 shares. If the applicable Note is fully satisfied on or before six months following its issue date, the commitment shares issued in connection with that Note are required to be cancelled. If the applicable Note has not been fully satisfied by that date, the commitment shares cease to be subject to cancellation.

Also on August 3, 2026, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Lambda pursuant to which Lambda committed, subject to the terms and conditions of the Equity Purchase Agreement, to purchase up to an aggregate of $7,500,000 of shares of the Company’s common stock during the commitment period.

Under the Equity Purchase Agreement, the Company has the right, but not the obligation, from time to time to direct Lambda to purchase shares of the Company’s common stock by delivering a Put Notice. Each Put is generally subject to a minimum amount of $2,500 and a maximum amount equal to the lesser of $500,000 or 200% of the applicable average daily trading value, subject to the other limitations and conditions contained in the Equity Purchase Agreement.

The purchase price for shares sold pursuant to a Put is determined pursuant to the pricing formula contained in the Equity Purchase Agreement and is generally based on 80% of the applicable market price determined in accordance with the agreement. The Company controls the timing of any Put, subject to satisfaction of the conditions contained in the Equity Purchase Agreement.

In consideration for Lambda entering into the Equity Purchase Agreement, the Company agreed to issue Lambda 750,000 shares of common stock as Initial Commitment Shares.

In connection with the Equity Purchase Agreement, the Company and Lambda also entered into a Registration Rights Agreement dated August 3, 2026, pursuant to which the Company agreed to register for resale the shares issuable under the Equity Purchase Agreement, including the Put Shares and Commitment Shares.

The foregoing descriptions of the Securities Purchase Agreements, Notes, Equity Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The securities issued or issuable pursuant to the Securities Purchase Agreements and the Equity Purchase Agreement described in Item 1.01 above were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

The investors represented to the Company that they are accredited investors, and the securities were offered and sold without any general solicitation or general advertising.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement, dated August 3, 2026, between HyOrc Corporation and Jefferson Street Capital LLC
10.2	Convertible Promissory Note, dated August 3, 2026, issued to Jefferson Street Capital LLC
10.3	Securities Purchase Agreement, dated August 3, 2026, between HyOrc Corporation and Lambda Ventures LLC
10.4	Convertible Promissory Note, dated August 3, 2026, issued to Lambda Ventures LLC
10.5	Equity Purchase Agreement, dated August 3, 2026, between HyOrc Corporation and Lambda Ventures LLC
10.6	Registration Rights Agreement, dated August 3, 2026, between HyOrc Corporation and Lambda Ventures LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ K. Reginald Fubara
K. Reginald Fubara
Chief Executive Officer
HyOrc Corporation
Date: Aug 10, 2026